Exhibit 10.5

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

UNDER THE

MORNINGSTAR, INC. 2004 STOCK INCENTIVE PLAN

This OPTION AWARD AGREEMENT (“Agreement”) is made effective «Grant_Date» (the “Grant Date”), and is between Morningstar, Inc., an Illinois corporation (the “Company”), and «First_Name» «Last_Name» (the “Participant”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Morningstar, Inc. 2004 Stock Incentive Plan (the “Plan”).

1.                                       Option Grant and Number of Shares. In accordance with the terms of the Plan and subject to the terms and conditions of this Agreement, the Company grants to the Participant a Nonstatutory Stock Option to purchase all or any part of an aggregate of «Options_Granted» Shares of the Company (the “Option”).

2.                                       Exercise Price and Payment of Exercise Price. The Exercise Price of each Share subject to the Option shall be determined by the daily indexing of the Fair Market Value of the Shares on the Grant Date, «Price» against the 10-Year U.S. Treasury Bond Rate on the date of grant, compounded annually (the “Index Rate”). The Index Rate used in calculating the Exercise Price is «Rate».

After the Option has vested, and before the Expiration Date indicated in Section 3 of the Agreement, the Participant may exercise this Option in accordance with Sections 6.6 and 6.7 of the Plan.

3.                                       Term and Vesting of an Option. The Option will vest in installments, with each installment becoming vested on the “Vesting Date” shown below, if the Participant has remained in continuous Service until that Vesting Date.

Shares Subject to Option	Vesting Date	Expiration Date
«OpVest1»	«VestDate1»	«ExpDate»
«OpVest2»	«VestDate2»	«ExpDate»
«OpVest3»	«VestDate3»	«ExpDate»
«OpVest4»	«VestDate4»	«ExpDate»

Notwithstanding anything to the contrary in this Section, the vesting period described above will be suspended during the pendency of any Personal Leave of the Participant and the vesting period will be increased by the length of time of such Personal Leave pursuant to Section 5.3 of the Plan.

4.                                       Termination of Service. The right of a Participant to exercise this Option after his or her termination of Service with the Company and all Affiliates is set forth in Section 6.10 of the Plan.

5.                                       Notice. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Morningstar, Inc., 225 West Wacker Drive, Chicago, Illinois, 60606, Attention: General Counsel. Notice to the Participant should be sent to the address set forth on the signature page below. Either party may change the person and/or address to whom the other party must give notice under this Section by giving such other party written notice of such change, in accordance with the procedures described above.

6.                                       Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. The Plan is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control solely to the extent necessary to resolve such conflict. In addition, the Option granted hereunder is subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.

7.                                       Amendment of the Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

8.                                       Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Nonstatutory Stock Option Award Agreement as of the Grant Date set forth above.

PARTICIPANT	MORNINGSTAR, INC.

By:
«First_Name» «Last_Name»	Its:

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